Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Bill Walljasper	Sard Verbinnen & Co
Senior VP & Chief Financial Officer	Paul Caminiti/Andrew Cole/Brooke Gordon
515-965-6505	212-687-8080

Mark Harnett/Charlie Koons
MacKenzie Partners
212-929-5500

CASEY’S SENDS LETTER TO COUCHE-TARD

Board Confirms $38.50 Per Share Offer Does Not Serve as Basis for Discussions

ANKENY, IOWA – September 14, 2010 – Casey’s General Stores (NASDAQ: CASY) announced today that Robert J. Myers, President and Chief Executive Officer, sent the following letter on the behalf of Casey’s Board of Directors to Alain Bouchard, President and Chief Executive Officer of Alimentation Couche-Tard Inc. (TSX: ATD.A, ATD.B):

September 14, 2010

Mr. Alain Bouchard
President & Chief Executive Officer
Alimentation Couche-Tard Inc.
1600, St-Martin Blvd. East
Tower B, Suite 200
Laval (Quebec) H7G 4S7

Dear Mr. Bouchard:

I am writing in regards to your September 10th letter to the Casey’s Board of Directors. As an initial matter, the Casey’s Board was surprised that you went public with the letter less than 24 hours after our September 9th phone conversation before allowing me the opportunity to respond to your demand that Couche-Tard be afforded an opportunity for discussions with Casey’s, as I indicated I would.

As we have disclosed in our public filings, our Board has thoroughly reviewed Couche-Tard’s $38.50 per share offer and firmly believes that it substantially undervalues Casey’s and is not in the best interest of Casey’s, its shareholders and its other constituencies. Our Board strongly believes in Casey’s ability to continue to deliver significant value to its shareholders and, as such and in contrast to your numerous erroneous public statements, has not determined that a sale transaction is in the best interests of Casey’s, its shareholders or its other constituencies.

The Casey’s Board takes its fiduciary duties very seriously and will continue to thoroughly evaluate any proposal that Casey’s receives. We are, of course, willing to extend to an interested party the opportunity for discussions regarding a potential consensual transaction, provided that the starting point for such discussions is acceptable. The Casey’s Board has authorized me to respond to your September 10th letter to confirm its belief that your inadequate and highly conditional $38.50 per share offer does not serve as a basis for discussion.

Your offer includes at least five negative conditions that have already been triggered and also includes an affirmative condition requiring an amendment to Casey’s senior notes that is virtually incapable of being satisfied. You have given no indication as to whether you intend to waive or withdraw any of these conditions. This unusual and extensive level of conditionality concerns us because it means that Couche-Tard can simply walk away from its offer at any time, without purchasing any tendered shares.

In addition, you have not provided sufficient information about the proposed financing for your offer for anyone to determine the likelihood that you will be able to fund the purchase of Casey’s shares. We understand that you require funding for your proposed transaction both under your new credit facilities and under your pre-existing credit facilities. We know that drawdowns under your new credit facilities are conditioned on your obtaining consents or waivers from the lenders under your pre-existing credit facilities and on your meeting certain financial tests after giving pro forma effect to an acquisition of Casey’s. However, we do not know whether you have obtained the required consents or waivers or whether you are likely to meet the required financial tests. Additionally, because you have not publicly filed the credit agreement in respect of your pre-existing credit facilities, we do not know the terms of those facilities, including the conditions for drawdowns.

The seven independent directors and I are also disappointed to see that Couche-Tard is increasingly utilizing misrepresentations and mischaracterizations in its public statements and in its tender offer and proxy solicitation materials. Couche-Tard’s latest press releases, which question the integrity of Casey’s Board and the legitimacy and timing of Casey’s disclosure of the unsolicited preliminary proposal that we first received from 7-Eleven, Inc. on September 2nd, are entirely unfounded and absurd.

Casey’s has a strong history of transparency and good governance. Further, Casey’s Board has consistently acted in the best interest of Casey’s, its shareholders and its other constituencies. Couche-Tard’s disingenuous attempts to call into question the ethics of our company and Board instead cast significant doubt on Couche-Tard’s own credibility as well as the credibility of its nominees to our Board.

In your September 10th letter, you also suggested that Casey’s reschedule its annual meeting. We plan to proceed with holding our annual meeting on September 23, 2010. We note that Couche-Tard has failed for over the more than five months since initiating its hostile takeover attempt to put forth an offer that would serve as a starting point for discussions. Throughout this process, Casey’s Board has acted and responded to developments responsibly. Our Board will continue to evaluate the timing of the annual meeting and, if events unfold such that our shareholders need additional information and time to consider developments in order to make informed decisions, please be assured that our Board will act appropriately and in the best interest of our shareholders.

Sincerely,

Robert J. Myers
President and Chief Executive Officer

Goldman, Sachs & Co. is acting as financial advisor to Casey’s, and Cravath, Swaine & Moore LLP and Ahlers & Cooney, PC are providing legal advice.

Important Information
In response to the tender offer commenced by Alimentation Couche-Tard Inc. (“Couche-Tard”) referred to in this communication, Casey’s General Stores, Inc. (“Casey’s”) has filed a solicitation/recommendation statement with the Securities and Exchange Commission (the “SEC”).  Investors and security holders are urged to read the solicitation/recommendation statement with respect to the tender offer and, when they become available, any other relevant documents filed with the SEC, because they contain important information.  Investors and security holders may obtain a free copy of the solicitation/recommendation statement with respect to the tender offer and other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the solicitation/recommendation statement with respect to the tender offer and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Casey’s has filed with the SEC and mailed to its shareholders a definitive proxy statement and white proxy card in connection with its 2010 Annual Meeting of Shareholders. Investors and security holders are urged to read the definitive proxy statement and, when they become available, any other relevant documents filed with the SEC, because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and, when available, other documents that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the definitive proxy statement and, when available, other documents filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Certain Information Concerning Participants
Casey’s, its directors and executive officers may be deemed to be participants in the solicitation of Casey’s security holders in connection with its 2010 Annual Meeting of Shareholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Casey’s Annual Report on Form 10-K for the year ended April 30, 2010, which was filed with the SEC on June 29, 2010, and its definitive proxy statement for the 2010 Annual Meeting of Shareholders, which was filed with the SEC on August 12, 2010. To the extent holdings of Casey’s securities have changed since the amounts printed in the definitive proxy statement for the 2010 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com.

Forward-Looking Statements
This communication contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements represent our expectations or beliefs concerning future events that may not prove to be accurate.  The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions are used to identify forward-looking statements.  We caution you that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risk that our cash balances and cash generated from operations and financing activities will not be sufficient for our future liquidity and capital resource needs, competition in the industry in which we operate, changes in the price or supply of gasoline, tax increases or other changes in the price of or demand for tobacco products, potential liabilities and expenditures related to compliance with environmental and other laws and regulations, the seasonality of demand patterns, weather conditions, future actions by Couche-Tard in connection with its unsolicited tender offer to acquire Casey’s, the risk that disruptions or uncertainty from Couche-Tard’s unsolicited tender offer will divert management’s time and harm Casey’s relationships with our customers, employees and suppliers; the increased indebtedness that the Company has incurred to purchase shares of our common stock in our self tender offer; the price at which we purchased shares of our common stock in our self tender offer and the number of shares purchased in such offer; the price and time at which we may make any additional repurchases of our common stock following completion of our self tender offer as well as the number of shares acquired in such repurchases and the terms, timing, cost and interest rate on any indebtedness incurred to fund such repurchases; and the other risks and uncertainties included from time to time in our filings with the SEC.  Further, there can be no assurance that a transaction with 7-Eleven, Inc. (“7-Eleven”) will be reached on terms that the Casey’s Board of Directors (the “Board”) will determine are in the best interests of Casey’s, its shareholders and its other constituencies.  Moreover, even if the Board were to approve a transaction with 7-Eleven, there can be no assurance that the approved transaction will be consummated.  We further caution you that other factors we have not identified may in the future prove to be important in affecting our business and results of operations.  We ask you not to place undue reliance on any forward-looking statements because they speak only of our views as of the statement dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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